UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: January 15, 2015
(Date of earliest event reported)

DIGIRAD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-50789	33-0145723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1048 Industrial Court
Suwanee, GA 30024
(Address of principal executive offices, including zip code)
(858) 726-1600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.
Digirad Corporation (the "Company") announced today that it had entered into a preliminary Letter of Intent with Perma-Fix Medical, S.A. ("Perma-Fix Medical") to form a strategic partnership to develop Technetium-99m. The strategic partnership would include the Company providing technical assistance to Perma-Fix Medical, as well as investing $1 million USD into Perma-Fix Medical, for an approximate 5.4% ownership stake in Perma-Fix Medical. Perma-Fix Medical is publicly traded company listed on the NewConnect market of the Warsaw Stock Exchange and is a subsidiary of Perma-Fix Environmental Services, Inc. (NASDAQ: PESI).
The preliminary Letter of Intent and investment are subject to approval by the board of directors of each of Perma-Fix Environmental Services, Inc., Perma-Fix Medical, and the Company, and also shareholder approval of Perma-Fix Medical. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(a) Financial statements:
None
(b) Pro forma financial information:
None
(c) Shell company transactions:
None
(d)  Exhibits:

99.1 Press Release dated January 15, 2015

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated January 15, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGIRAD CORPORATION

By:	/s/ Jeffry R. Keyes
Jeffry R. Keyes Chief Financial Officer

Date:    January 15, 2015